As filed with the Securities and Exchange Commission on May 28, 2004 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Conexant Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1799439
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 Schulz Drive
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip code)

Conexant Systems, Inc.
2004 New-Hire Equity Incentive Plan
(Full title of the plan)

Dennis E. O’Reilly, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600
(Telephone number, including area code, of agent for service)

Copy to:
Frederick T. Muto, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121-9109
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share (including the associated Preferred Share Purchase Rights)	12,000,000 shares	$4.40	$52,860,000	$6,698

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “1933 Act”), this Registration Statement also registers such additional shares of the Registrant’s Common Stock as may become issuable as a result of any stock splits, stock dividends, recapitalizations or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the 1933 Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 24, 2004, as reported on The Nasdaq Stock Market Inc. National Market System.

2.

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 99.1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Conexant Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003;

(b)	(1) Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

(2) Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003;

(3) Registrant’s Current Reports on Form 8-K filed October 31, 2003, November 3, 2003, November 4, 2003, January 28, 2004, March 12, 2004 and April 26, 2004; and

(4) Registrant’s Amended Current Report on Form 8-K/A filed May 26, 2004 (amending the Form 8-K filed March 12, 2004).

(c)	The description of the Registrant’s Common Stock contained in Item 11 of the Registrant’s Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed for the purpose of updating such description.

     All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Jasmina Theodore Boulanger, Esq., who has passed upon the legality of any newly issued shares of Registrant’s Common Stock covered by this Registration Statement, is Associate General Counsel and Assistant Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Registrant’s restated certificate of incorporation provides that Registrant’s directors are not liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its shareowners, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (d) for any transaction from which a director derived an improper personal benefit. The Delaware General Corporation Law permits indemnification of directors, officers, employees and agents subject to certain limitations. Registrant’s by-laws and the appendix thereto provide for the indemnification of Registrant’s directors, officers, employees and agents to the extent permitted by Delaware law. Registrant’s directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the 1933 Act.

3.

ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended. (1)

4.2	By-Laws of the Registrant, as amended. (2)

4.3	Specimen Certificate for the Registrant’s Common Stock. (3)

4.4	Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent. (4)

4.5	First Amendment to Rights Agreement, dated as of December 9, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent. (5)

5.1	Opinion of Jasmina Theodore Boulanger, Esq.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

23.3	Consent of Ernst & Young, LLP, independent registered certified public accountants.

23.4	Consent of Jasmina Theodore Boulanger, Esq. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page 6.

99.1	Conexant Systems, Inc. 2004 New-Hire Equity Incentive Plan and related offering document, as amended.

(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as amended through the date hereof, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-4/A (File No. 333-111179), originally filed on January 15, 2004, as amended through the date hereof, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10 (File No. 000-24923), originally filed on September 28, 1998, as amended through the date hereof, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-68755), originally filed on December 11, 1998 as amended through the date hereof, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, as amended through the date hereof, and incorporated herein by reference.

4.

ITEM 9. UNDERTAKINGS.

     A.     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2004 New-Hire Equity Incentive Plan.

     B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

5.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on May 28, 2004.

Conexant Systems, Inc.
By:	/s/ Dennis E. O’Reilly
Dennis E. O’Reilly Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Dennis E. O’Reilly and Jasmina Theodore Boulanger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any subsequent Registration Statement to be filed by Conexant Systems, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

6.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dwight W. Decker	Chairman of the
	Board of Directors	May 28, 2004
Dwight W. Decker

/s/ Armando Geday	Chief Executive Officer (Principal
Armando Geday	Executive Officer) and Director	May 28, 2004

/s/ Donald R. Beall
	Director	May 28, 2004
Donald R. Beall

/s/ Steven J. Bilodeau
	Director	May 28, 2004
Steven J. Bilodeau

/s/ Ralph J. Cicerone
	Director	May 28, 2004
Ralph J. Cicerone

/s/ Dipanjan Deb
	Director	May 28, 2004
Dipanjan Deb

/s/ F. Craig Farrill
	Director	May 28, 2004
F. Craig Farrill

/s/ Balakrishnan S. Iyer
	Director	May 28, 2004
Balakrishnan S. Iyer

/s/ John W. Marren	Director	May 28, 2004
John W. Marren

/s/ D. Scott Mercer
	Director	May 28, 2004
D. Scott Mercer

/s/ Jerre L. Stead
	Director	May 28, 2004
Jerre L. Stead

/s/ Giuseppe P. Zocco
	Director	May 28, 2004
Giuseppe P. Zocco

/s/ Robert McMullan Robert McMullan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 28, 2004

/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 28, 2004

7.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended. (1)

4.2	By-Laws of the Registrant, as amended. (2)

4.3	Specimen Certificate for the Registrant’s Common Stock. (3)

4.4	Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent. (4)

4.5	First Amendment to Rights Agreement, dated as of December 9, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent. (5)

5.1	Opinion of Jasmina Theodore Boulanger, Esq.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

23.3	Consent of Ernst & Young, LLP, independent registered certified public accountants.

23.4	Consent of Jasmina Theodore Boulanger, Esq. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page 6.

99.1	Conexant Systems, Inc. 2004 New-Hire Equity Incentive Plan and related offering document, as amended.

(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as amended through the date hereof, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-4/A (File No. 333-111179), originally filed on January 15, 2004, as amended through the date hereof, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10 (File No. 000-24923), originally filed on September 28, 1998, as amended through the date hereof, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-68755), originally filed on December 11, 1998 as amended through the date hereof, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, as amended through the date hereof, and incorporated herein by reference.

8.